POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


Know all
by these presents, that the undersigned hereby constitutes and appoints Roger D. Rowe and Treasure Bailey, or any one of them acting alone, the undersigned's true and lawful attorney-in-fact to:

(1)	Execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of InFocus Corporation (the "Company"), Forms 3, 4 and 5 and 13G in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	Do and perform any and all acts for
and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or 13G and timely file such forms with the United States Securities and Exchange Commission and any national securities exchange or similar authority; and

(3)	Take any
other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby
grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, proper or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.

This Power of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact or the attorney-in-fact resigns as such in a signed writing delivered to the undersigned.

IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 26th day of September, 2005.




									   /s/
Phyllis M. McCullagh						Signature